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                   CONSENT OF COBITZ, VANDENBERG & FENNESSY
                                 EXHIBIT 23.0

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                          COBITZ, VANDENBERG & FENNESSY
                          CERTIFIED PUBLIC ACCOUNTANTS
                        7800 WEST 95TH STREET, SUITE 301
                          HICKORY HILLS, ILLINOIS 60457
                                     ------
                                 (708) 430-4106




                          INDEPENDENT AUDITOR'S CONSENT



The Board of Directors
Southwest Bancshares, Inc.



We consent to incorporation by reference in the Registration Statement (No. 33-54112 - 1992 Stock Option Plan for Outside Directors) on Form S-8 and the Registration Statement (No. 33-54114 - 1992 Incentive Stock Option Plan) on Form S-8 of Southwest Bancshares, Inc. of our report dated January 31, 1997 relating to the consolidated balance sheets of Southwest Bancshares, Inc. and subsidiaries as of December 31, 1996 and 1995 and the related consolidated statements of earnings, changes in stockholders' equity, and cash flows for each of the years in the three year period ended December 31, 1996, which report is incorporated by reference in the December 31, 1996 Annual Report on Form 10-K of Southwest Bancshares, Inc.


                                             /s/ Cobitz, Vandenberg & Fennessy


Hickory Hills, Illinois
March 18, 1997